                                                                 Exhibit (c)(10)
                                                                 --------------

                        RALEIGH CAPITAL ASSOCIATES L.P.
                            100 Jericho Quadrangle
                                   Suite 214
                         Jericho, New York  11753-2717


                                       January 10, 1997


BY COURIER
----------

Arvida/JMB Managers, Inc.
  as General Partner of
  Arvida/JMB Partners, L.P.
900 North Michigan Avenue
Chicago, Illinois  60611
Attn:  Judd D. Malkin, Chairman

Gentlemen:

     The undersigned, Raleigh Capital Associates L.P. ("Raleigh"), hereby requests that it be admitted as a Substituted Limited Partner of Arvida/JMB Partners, L.P. (the "Partnership") under the provisions of the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") with respect to (i) 5 Limited Partnership Interests as to which Raleigh has been recognized as an Assignee Holder under the Partnership Agreement and (ii) 78,689.3599 Limited Partnership Interests as to which Raleigh has previously requested that it be recognized as an Assignee Holder under the Partnership Agreement. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Partnership Agreement.

     Attached hereto is a Signature Page and Power of Attorney required in connection with this request to be admitted as a Substituted Limited Partner. Enclosed is a check for $100 as required by Section 7.2D of the Partnership Agreement.

     This request is without prejudice to Raleigh's position that all Assignee Holders, including Assignee Holders who acquired their interests subsequent to the Partnership's public offering, have the right to exercise voting and consent rights under the Partnership Agreement.

                                       Very truly yours,

                                       RALEIGH CAPITAL ASSOCIATES L.P.

                                       By:  Raleigh GP Corp.


                                            By:  /s/
                                                --------------------------------
                                                 Vice President